Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2016, relating to the financial statements and financial highlights which appears in the December 31, 2015 Annual Report to Shareholders of certain Oberweis Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

April 27, 2016

Appendix I

 Fund name

Micro-Cap Fund (OBMCX)

Emerging Growth Fund (OBEGX)

Small-Cap Opportunities Fund (OBSOX)

China Opportunities Fund (OBCHX)

Asia Opportunities Fund (OBAOX)

Oberweis International Opportunities

Institutional Fund (OBIIX)

2